                         REPORT OF INDEPENDENT AUDITORS

We have audited the accompanying supplemental consolidated balance sheets of Vivra Incorporated (formed as a result of the consolidation of Vivra Incorporated; Portsmouth Medical Specialists, Inc. and Churchland Renal Center, Inc.; and Cooper, Moody, Altschuler, Chizner, Dennis and Niederman, P.A. d/b/a The Greater Ft. Lauderdale Heart Group) as of November 30, 1995 and 1994 and the related supplemental consolidated statements of earnings, stockholders' equity, and cash flows for each of the three years in the period ended November 30, 1995. The supplemental consolidated financial statements give retroactive effect to the merger of Vivra Incorporated and Portsmouth Medical Specialists, Inc. and Churchland Renal Center, Inc. on June 1, 1996 and Vivra Incorporated and Cooper, Moody, Altschuler, Chizner, Dennis and Niederman, P.A. d/b/a The Greater Ft. Lauderdale Heart Group on July 1, 1996, all of which have been accounted for using the pooling of interests method as described in the notes to the supplemental consolidated financial statements. Our audits include the financial statement Schedule 2--Supplemental Valuation and Qualifying
Accounts listed in the index at Item 7(c). These supplemental financial statements and schedule are the responsibility of the management of Vivra Incorporated. Our responsibility is to express an opinion on these supplemental financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the accompanying supplemental financial statements referred to above present fairly, in all material respects, the consolidated financial position of Vivra Incorporated at November 30, 1995 and 1994, and the consolidated results of its operations and its cash flows for each of the three years in the period ended November 30, 1995, after giving retroactive effect to the merger of Portsmouth Medical Specialists, Inc. and Churchland Renal Center, Inc. and Cooper, Moody, Altschuler, Chizner, Dennis and Niederman, P.A. d/b/a The Greater Ft. Lauderdale Heart Group, as described in the notes to the supplemental consolidated financial statements, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement Schedule 2-Supplemental Valuation and Qualifying Accounts when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                           ERNST & YOUNG LLP


September 20, 1996
Los Angeles, California

                       Vivra Incorporated and Subsidiaries

                     Supplemental Consolidated Balance Sheet

                                                                                            November 30,
                                                                                         1995         1994
                                                                                     ---------------------------
                                                                                           (In thousands)

Assets
Current Assets
Cash and cash equivalents                                                                $  54,063   $  80,681
Short-term investments - held-to-maturity and available-for-sale (Note 4)                   43,616           -
Accounts receivable, less allowance for doubtful accounts (1995 - $13,429 and 1994
    - $10,790)                                                                              66,049      55,243
Inventories                                                                                  9,113       6,549
Prepaid expenses and other current assets                                                    2,070       1,174
Deferred income taxes (Note 6)                                                              14,570      10,674
                                                                                     ---------------------------
Total Current Assets                                                                       189,481     154,321

Marketable non-current investments - held-to-maturity (Note 4)                              22,510           -
Property, buildings and equipment - at cost, less allowances for depreciation
    (Notes 5 and 7)                                                                         77,018      67,343
Other assets                                                                                 8,479       5,353
Goodwill and other intangibles, less accumulated amortization
    (1995 - $6,727 and 1994 - $4,691)                                                      113,935      56,173
                                                                                     ---------------------------
                                                                                          $411,423    $283,190
                                                                                     ===========================

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable                                                                         $  11,194   $  10,106
Accrued payroll and related benefits                                                        22,995      23,464
Other accrued expenses                                                                      11,526      11,670
Income taxes (Note 6)                                                                        4,668       2,184
Current portion of deferred income taxes                                                     4,181         575
Current maturities of long-term debt (Note 7)                                                1,862       7,697
                                                                                     ---------------------------
Total Current Liabilities                                                                   56,426      55,696

Long-term debt - exclusive of current maturities (Note 7)                                    2,185       5,485

Deferred income taxes (Note 6)                                                               6,643       6,184

Minority interest                                                                             (238)      1,391

Stockholders' Equity (Note 8):
Common stock, par value $.01 per share; authorized 80.0 million shares; issued 38.9
    million shares in 1995 and 33.5 million in 1994                                            389         231
Additional paid-in capital                                                                 142,754      54,868
Retained earnings                                                                          198,194     159,335
Net unrealized gain on marketable securities, less applicable income taxes                   5,070           -
                                                                                     ---------------------------
Total Stockholders' Equity                                                                 346,407     214,434
                                                                                     ---------------------------
                                                                                          $411,423    $283,190
                                                                                     ===========================
See Notes to Supplemental Consolidated Financial Statements

                       Vivra Incorporated and Subsidiaries

                 Supplemental Consolidated Statement of Earnings

                                                                                Year ended November 30
                                                                        1995             1994              1993
                                                                ----------------------------------------------------
                                                                     (In thousands, except per share amounts)
Revenues
Operating revenues                                                    $380,826         $310,117          $239,391
Other income                                                             5,221            1,891             1,235
                                                                ----------------------------------------------------
Total Revenues                                                         386,047          312,008           240,626

Costs and Expenses
Operating                                                              260,838          207,779           165,359
General and administrative                                              50,107           42,495            24,635
Depreciation                                                            11,280            9,953             7,589
Interest                                                                   483              606             1,016
                                                                ----------------------------------------------------

Total Costs and Expenses                                               322,708          260,833           198,599
                                                                ----------------------------------------------------

Earnings from continuing operations, before minority interest
    and income taxes                                                    63,339           51,175            42,027
Minority interest                                                          (95)             (10)                -
                                                                ----------------------------------------------------

Earnings from continuing operations, before income taxes
                                                                        63,244           51,165            42,027
Income taxes (Note 6)                                                   24,645           20,978            17,651
                                                                ----------------------------------------------------

Net earnings from continuing operations                                 38,599           30,187            24,376

Earnings from discontinued operations, less applicable taxes
    (Note 3)                                                                 -                -               554

Gain on sale of discontinued operations, less applicable taxes
    (Note 3)                                                                 -              697                 -
                                                                ----------------------------------------------------

Net earnings                                                         $  38,599        $  30,884         $  24,930
                                                                ====================================================

Earnings per Share (Primary and Fully Diluted):
 Net earnings from continuing operations                          $      1.03     $        .92      $        .76
 Earnings from discontinued operations                                       -                -              .02
 Gain on sale of discontinued operations                                     -             .02                  -
                                                                ----------------------------------------------------

Net earnings                                                      $      1.03     $        .94      $        .78
                                                                ====================================================

Average Number of Common Shares:
    Primary                                                             37,350           32,987            32,098
    Fully diluted                                                       37,350           32,987            32,133
                                                                ====================================================
- ---------------------

See Notes to Supplemental Consolidated Financial Statements

                       Vivra Incorporated and Subsidiaries

           Supplemental Consolidated Statement of Stockholders' Equity

                                                                                                    Net Unrealized
                                                   Additional                 Treasury Stock        Gain (Loss) on
                                        Common      Paid-In      Retained  ---------------------      Marketable
                                         Stock      Capital      Earnings    Shares    Amount         Securities
                                      ------------------------------------------------------------------------------
                                                                     (In thousands)

Balance at December 1, 1992               $147        $40,570     $102,957       42     $(1,198)
Common Stock split effected by
    three-for-two distribution (Note        64           (103)                   21
    8)
    Cash paid in lieu of issuance of
    fractional shares                                     (12)
    Exercise of employees' stock
    options, net of treasury stock
    transactions (Note 8)                    5          2,522                   (63)      1,198
Income tax benefits derived from
    employee stock option                               2,776
    transactions
Stock issued in connection with
    acquisitions (Note 2)                    7              6          533
    Net earnings for year                                           24,930
                                      ------------------------------------------------------------------------------

Balance at November 30, 1993               223         45,759      128,420        -           -            -
Exercise of employees' stock
    options, net of treasury stock
    transactions (Note 8)                    6          4,163
    Income tax benefits derived from
    employee stock option                               3,514
    transactions
Stock issued in connection with
    acquisition (Note 2)                     2          1,432           31
Net earnings for year                                               30,884
                                      ------------------------------------------------------------------------------

Balance at November 30, 1994               231         54,868      159,335        -           -            -
Common stock split affected by
    three-for-two distribution (Note       103           (103)
    8)
Cash paid in lieu to issuance of
    fractional shares                                     (59)
Sale of Common Stock (Note 8)               30         59,562
Exercise of employees' stock
    options, net of treasury stock
    transactions (Note 8)                   14         13,800
    Income tax benefits derived from
    employee stock option                               5,162
    transactions
Stock issued in connection with
    acquisition (Note 2)                    11          9,524          260
Net earnings for year                                                38,599
Net unrealized gain on marketable
    securities, less applicable
    income taxes (Note 6)                                                                              $5,070
                                      ------------------------------------------------------------------------------
Balance at November 30, 1995              $389       $142,754     $198,194        -           -        $5,070
                                      ==============================================================================

See Notes to Supplemental Consolidated Financial Statements

                                        Vivra Incorporated and Subsidiaries

                                 Supplemental Consolidated Statement of Cash Flows

                                                                              Year ended November 30
                                                                          1995          1994         1993
                                                                     ------------------------------------------
                                                                                   (In thousands)

Operating Activities
Net earnings                                                              $38,599       $30,884       $24,930
Adjustments to reconcile net earnings to net cash provided by operating activities:
       Depreciation and amortization                                       14,396        12,035         8,939
       Assets held for sale                                                     -             -        (3,261)
       Gain on sale of discontinued operations                                  -        (1,229)            -
       Loss (Gain) on sale of property and investments                     (1,557)        1,061             1
       Other                                                               (5,998)       (3,571)         (543)
       Changes in assets and liabilities:
          Accounts receivable                                             (16,863)       (1,796)       (4,072)
          Inventories                                                      (2,514)       (1,287)         (510)
          Prepaid expenses and other current assets                        (1,575)          251           482
          Deferred income taxes                                            (3,801)       (4,039)       (2,094)
          Accounts payable                                                  5,406          (818)           12
          Accrued payroll and related benefits                               (310)        6,388         3,577
          Other accrued expenses                                           (3,214)        5,340         1,120
          Income taxes                                                      2,160         1,271           566
                                                                     ------------------------------------------

Net cash flow from operations                                              24,729        44,490        29,147

Financing Activities
Payments on long-term debt                                                 (8,371)       (4,026)       (2,022)
Proceeds from Common Stock offering                                        59,592             -             -
Proceeds from long-term borrowing                                           1,620         2,900           487
Proceeds from exercise of stock options and
    related transactions                                                   18,918         7,683         6,451
                                                                     ------------------------------------------

Net cash flow from financing                                               71,759         6,557         4,916

Investing Activities
Purchase of property, buildings and equipment                             (29,433)      (20,932)      (12,357)
Purchase of held-to-maturity investments                                  (51,037)            -             -
Purchase of available-for-sale investments                                 (4,985)            -             -
Proceeds from sale of property, buildings and equipment                    29,158           193            14
Proceeds from sale of discontinued operations                                   -         6,238             -
Proceeds from investments in partnerships                                     841         1,627         1,097
Minority interest investment                                               (1,000)       (1,500)            -
Payment for business acquisitions, net of cash acquired                   (66,650)       (9,160)       (9,885)
                                                                     ------------------------------------------

Net cash flow used in investing                                          (123,106)      (23,534)      (21,131)
                                                                     ------------------------------------------

Net increase (decrease) in cash and cash equivalents                      (26,618)       27,513        12,932
Beginning cash and cash equivalents                                        80,681        53,168        40,236
                                                                     ------------------------------------------

Ending cash and cash equivalents                                          $54,063       $80,681       $53,168
                                                                     ==========================================

See Notes to Supplemental Consolidated Financial Statement

                       Vivra Incorporated and Subsidiaries

             Notes to Supplemental Consolidated Financial Statements

                                November 30, 1995

1. Summary of Significant Accounting Policies

Principles of Consolidation
The supplemental consolidated financial statements include the accounts of the Company and its subsidiaries. In December 1993, the Company sold its home healthcare nursing business, Personal Care Health Services. The related gain on the sale is shown separately in 1994 under discontinued operations. The 1993 results of operations for the home healthcare nursing business are shown separately under discontinued operations, with the Supplemental Consolidated Statement of Earnings restated for comparative purposes. All significant intercompany transactions have been eliminated in the accompanying supplemental consolidated financial statements. Certain amounts have been reclassified to conform with 1995 presentations. As described more fully in Note 2, the Company acquired the all of the outstanding stock of Portsmouth Medical Specialists, Inc. and Churchland Renal Center, Inc. on June 1, 1996 and Cooper, Moody, Altschuler, Chizner, Dennis and Niederman, P.A. d/b/a The Greater Ft. Lauderdale Heart Group on July 1, 1996 in exchange for stock of the Company. These supplemental consolidated financial statements have been prepared following the pooling-of-interests method of accounting and reflect the combined financial position and operating results of the Company and these acquired businesses for all periods presented. Upon issuance of financial statements for the period that includes the dates of the mergers, these supplemental consolidated financial statements will become the historical financial statements of the Company.

The Company's fiscal year end is November 30. These supplemental consolidated financial statements combine the results of the Company for each of the three years in the period ended November 30, 1995 along with Portsmouth Medical Specialists, Inc. and Churchland Renal Center, Inc. ("Portsmouth") and Cooper, Moody, Altschuler, Chizner, Dennis and Niederman, P.A. d/b/a The Greater Ft. Lauderdale Heart Group ("Altschuler") for each of the three years in the period ended December 31, 1995. The effect of combining results based on different fiscal year conventions is not considered material to the Company's financial statements.

Cash Equivalents The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Financial Instruments
Effective December 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities ("FAS 115"), which resulted in a change in the accounting for debt and equity securities held for investment purposes. In accordance with FAS 115, the Company's debt and equity securities are now considered as either held-to-maturity or available-for-sale. Held-to-maturity securities represent those securities that the Company has both the positive intent and ability to hold to maturity and are carried at amortized cost. Available-for-sale securities represent those securities that do not meet the classification of held-to-maturity or trading, and are carried at fair value. Unrealized gains and losses on these securities are excluded from earnings and are reported as a separate component of Stockholders' Equity. The adoption of FAS 115 had no effect on the Company's reported earnings in fiscal 1995.

Inventories
Inventories of supplies are stated at the lower of cost or market, with cost being determined on a first-in, first-out basis.

Property, Buildings and Equipment
Depreciation is computed on the straight-line method based on the estimated useful lives of buildings or items of equipment.

Preopening Costs
Costs incurred prior to the opening of new facilities are deferred and amortized on a straight-line basis over a one to three year period.

Goodwill and Other Intangibles
Goodwill resulting from acquisitions is being amortized on a straight-line basis over 15 to 40 years. The Company reviews the performance of its operating units periodically to determine if an impairment has occurred. If events or changes in circumstances indicate that an impairment exists, the Company writes-down the corresponding goodwill to fair value. Other intangible assets are being amortized on a straight-line basis over 15 to 30 years.

Income Taxes
Effective December 1, 1993, the Company adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes ("FAS 109"), which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on rates applicable to the period in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets. The Company adopted FAS 109 prospectively. There was no cumulative effect of the change in the method of accounting for income taxes.

Operating Revenues
Operating revenues include amounts for services reimbursable by Medicare, Medicaid, certain Blue Cross and other third-party payers under reimbursement formulas in effect. Operating revenues are recorded net of any related contractual allowances. Medicare and Medicaid provided approximately 63% of the Company's operating revenues in fiscal year 1995. The balance of revenues, approximately 37%, was from insurance, private and other third-party payers.

Stock Options
Proceeds from the exercise of stock options are credited to Common Stock to the extent of par value, and the balance to additional paid-in capital. No charges or credits are made to earnings with respect to options granted or exercised. Income tax benefits derived from the exercise of non-incentive stock options and from sales of stock obtained from incentive stock options before the minimum holding period are credited to additional paid-in capital.

Earnings Per Share
Earnings per share have been computed based upon the weighted average number of shares of Common Stock outstanding during each year after adjusting for stock splits and giving effect for Common Stock equivalents arising from stock options.

Recent Accounting Pronouncements
Effective March 1995, the Financial Accounting Standards Board issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of ("FAS 121"), which requires impairment losses to be recorded on long-lived assets used in operations, or to be disposed of, when such impairment has been determined. The Company will adopt FAS 121 in the first quarter of 1996 and, based on current circumstances, does not believe the effect of adoption will be material.

2. Mergers, Acquisitions and Dispositions

The Company completed business combinations with Portsmouth Medical Specialists, Inc. and Churchland Renal Center, Inc. on June 1, 1996 and Cooper, Moody, Altschuler, Chizner, Dennis and Niederman, P.A. d/b/a The Greater Ft. Lauderdale Heart Group on July 1, 1996 in stock for stock exchanges with the Company. These transactions have been accounted for under pooling-of-interests method. Accordingly, the historical financial statements for periods prior to the consummation of these combinations have been restated as though the companies had been combined for all periods presented. The restated financial statements have been adjusted to conform with differing accounting policies of the separate companies. All fees and expenses related to these transactions have not been reflected in the supplemental consolidated statements of income, but will be reflected in the Company's consolidated statements of income for the quarter ending August 31, 1996.

The calculation of net income per share for each period presented reflects the issuance of 875,702 shares for the Portsmouth Medical Specialists, Inc. and Churchland Renal Center, Inc. combination and the Cooper, Moody, Altschuler, Chizner, Dennis and Niederman, P.A. d/b/a The Greater Ft. Lauderdale Heart Group combination.

Separate and combined results from the above transactions are as follows and reflect income tax adjustments related to the Company's effective tax rate for each fiscal year:


                                            Vivra   Portsmouth     Altschuler     Combined
                                            -----   ----------     ----------     --------
Year ended November 30,1995
Revenues................................. $371,737    $5,801        $8,509        $386,047
Net Income (Loss)........................   38,528       (74)          145          38,599

Year ended November 30,1994
Revenues................................. $299,290    $5,273        $7,445        $312,008
Net Income...............................   30,644       157            83          30,884

Year ended November 30,1993
Revenues................................. $229,237    $4,433        $6,956        $240,626
Net Income (Loss)........................   24,772       173           (15)         24,930


In 1995, the Company acquired twenty-eight dialysis centers. Total consideration paid was $76.0 million, consisting of cash of $58.0 million and 848,391 shares of the Company's Common Stock, which exceeded the fair value of net assets acquired by $59.7 million.

Also in 1995, the Company acquired seven physician businesses. Total cash consideration was $9.9 million, which exceeded the fair value of net assets acquired by $9.8 million.

The purchase price of 1995 acquisitions was allocated to $76.3 million of assets acquired, less $1.2 million of cash, and $2.4 million of liabilities assumed. The consideration included the Company's Common Stock and $66.7 million of cash.

During 1994, the Company acquired five dialysis centers. Total consideration paid was $4.3 million, consisting of cash of $763,000 and 255,777 shares of the Company's Common Stock, which exceeded the fair value of net assets acquired by approximately $1.8 million.

Also during 1994, the Company acquired eight physician practice and related businesses. Total consideration paid was $8.8 million, consisting of cash of $6.6 million and 130,043 shares of the Company's Common Stock, which exceeded the fair value of net assets acquired by approximately $6.2 million.

In November 1994, the Company purchased certain assets and liabilities in Asthma and Allergy CareAmerica, Inc., a provider of outpatient asthma/allergy care. Total consideration paid was $4.8 million, consisting of cash of $1.3 million and 210,602 shares of the Company's Common Stock, which exceeded the fair value of net assets acquired by approximately $2.1 million. The purchase agreement entitles the selling shareholders to receive further consideration of up to $14.3 million payable in cash or Common Stock of the Company, based upon meeting predetermined earnings targets in the years 1995 through 1998. The 1995 earnings target was not met, therefore no earnout payment was made.

During 1993, the Company acquired six dialysis centers. Total consideration paid was $17.9 million , consisting of cash of $9.9 million and 663,750 shares of the Company's Common Stock, which exceeded the fair value of net assets acquired by approximately $9.2 million.

The acquisitions of four dialysis centers in 1995, three dialysis centers in 1994, in addition to one physician practice, and two dialysis centers in 1993 have been accounted for as pooling of interests. Consolidated Financial Statements for the periods prior to the exchanges have not been restated as the effect of the poolings were not material to the Company.

The acquisitions of the remaining dialysis centers and related specialty businesses have all been accounted for as purchases and, accordingly, have been included in the statement of earnings since their dates of acquisition.

In June 1995, the Company completed the sale of the assets related to the operation of its five ambulatory surgery centers. In connection with the sale, the Company realized a pre-tax gain of $2.2 million.

In July 1995, the Company sold its 60% interest in South Coast Rehabilitation Services ("SCRS"), a medical rehabilitation provider. In connection with the sale, the Company realized a pre-tax gain of $2.0 million.

The following table presents the unaudited consolidated results of operations on a pro forma basis as though the acquisitions made in 1995 had occurred on December 1, 1993.

                                      Year ended November 30
                                      1995             1994
                                -----------------------------------
                                 (In thousands, except per share
                                             amounts)

Operating Revenues                   $412,918          $365,314
Net Earnings                           39,821            32,773
Earnings per Share                      $1.07             $0.97

3. Discontinued Operations

In December 1993, the Company sold its home healthcare nursing business, Personal Care Health Services. The cash proceeds net of retained assets, liabilities and taxes were approximately $5.9 million. Accordingly, the home healthcare nursing business has been classified as a discontinued operation in the accompanying Supplemental Consolidated Statement of Earnings. Net assets held for sale in the accompanying Supplemental Consolidated Balance Sheet are composed of $3.2 million net current assets and $502,000 of net noncurrent assets as of November 30, 1993. These amounts consist primarily of accounts receivable, furniture and equipment and related liabilities. The sale of the home healthcare nursing business resulted in a gain on the sale of discontinued operations in the accompanying Supplemental Consolidated Statement of Earnings of $697,000 net of applicable income tax of $505,000 in 1994. Revenues applicable to discontinued operations were $17.7 million in 1993. Earnings from discontinued operations in the accompanying Supplemental Consolidated Statement of Earnings were $554,000 net of applicable income tax of $402,000 in 1993.

4. Investments

The amortized cost and estimated fair value of the Company's investments are as follows:

                                                                  November 30, 1995
                                            ------------------------------------------------------------
                                                                Gross           Gross
                                            Amortized Cost Unrealized Gains  Unrealized     Fair Value
                                                                               Losses
                                            ------------------------------------------------------------
                                                                    (In thousands)
Short-term investments:
    Debt securities:
       Due within 1 year                        $28,527     $       -          $     -        $28,527
    Marketable equity                             6,486         9,049             (446)        15,089
                                            ------------------------------------------------------------
       Subtotal                                  35,013         9,049             (446)        43,616

Noncurrent investments:
    Debt securities:
       Due after 1 year through 5 years          22,510             -                -         22,510
                                            ------------------------------------------------------------
Total Investments                               $57,523        $9,049            $(446)       $66,126
                                            ============================================================


The Company's debt securities are classified as held-to-maturity and marketable equity securities are classified as available-for-sale.

5. Property, Buildings and Equipment

Property, buildings and equipment are summarized as follows:

                                                                                  November 30
                                                                             1995             1994
                                                                       -----------------------------------
                                                                                 (In thousands)

Land                                                                       $    4,734       $    6,450
Buildings and improvements                                                     37,636           38,689
Furniture, fixtures and equipment                                              72,780           66,773
Construction in progress (estimated costs to complete at
    November 1995 - $2,634,000)                                                 4,067            1,006
                                                                       -----------------------------------
                                                                              119,217          112,918
Less accumulated depreciation                                                 (42,199)         (45,575)
                                                                       -----------------------------------
                                                                            $  77,018        $  67,343
                                                                       ===================================

6. Income Taxes

Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                                Year ended November 30
                                                                                1995             1994
                                                                          -----------------------------------
                                                                                    (In thousands)

Deferred tax assets:
   Allowance for doubtful accounts                                             $  5,484         $  4,434
   Accrued compensation and other benefits                                        3,147            2,250
   Accrued workers compensation insurance                                         2,247            1,633
   Accrued health care costs                                                        577            1,062
   Deferred income                                                                2,882                -
   Other assets                                                                     233            1,295
                                                                          -----------------------------------
Total deferred tax assets                                                        14,570           10,674

Deferred tax liabilities:
   Net unrealized gain on marketable securities, classified as current            3,791              283
   Amortization of intangibles                                                    4,428            3,241
   Depreciation                                                                   2,271            2,086
   Other liabilities                                                                334            1,149
                                                                          -----------------------------------
Total deferred tax liabilities                                                   10,824            6,759
                                                                          -----------------------------------
Net deferred tax assets                                                        $  3,746         $  3,915
                                                                          ===================================

The above deferred tax assets and liabilities included deferred tax assets totaling $393,000 which were acquired as part of the Company's acquisitions in 1995.

Income tax expense from continuing operations consists of the following:

                                        Year ended November 30
                               1995              1994             1993
                         -----------------------------------------------------
                                            (In thousands)

Current:
   Federal                      $21,052           $19,031        $15,110
   State                          6,559             5,224          3,906
Deferred (credit)                (2,966)           (3,277)        (1,365)
                         -----------------------------------------------------
                                $24,645           $20,978        $17,651
                         =====================================================

Deferred income taxes result from timing differences in the recognition of certain revenues and expenses for tax and financial statement purposes. The tax effects of these differences are:

                                                              Year ended November 30
                                                     1995              1994             1993
                                               -----------------------------------------------------
                                                                  (In thousands)

Amortization of intangibles                         $   455           $ 1,786         $    422
Provision for doubtful accounts in excess of
   amounts written off                               (1,081)           (1,537)                -
Accrued compensation and other benefits
                                                       (612)           (1,118)                -
Accrued workers compensation insurance
                                                       (640)           (1,098)                -
Health insurance reserves in excess of claims
   paid                                                 288              (129)            (912)
Deferred income                                      (2,509)                -                -
Other                                                 1,133            (1,181)            (875)
                                               -----------------------------------------------------
                                                    $(2,966)          $(3,277)         $(1,365)
                                               =====================================================


The differences between federal income taxes computed at the statutory rate and the total provision are:

                                                              Year ended November 30
                                                     1995              1994             1993
                                               -----------------------------------------------------
                                                                  (In thousands)

Federal income taxes at statutory rate              $22,094           $17,765          $14,615
State taxes on income, net of federal tax
   benefit                                            3,371             2,958            2,364
Miscellaneous items                                    (820)              255              672
                                               -----------------------------------------------------
                                                    $24,645           $20,978          $17,651
                                               =====================================================

The Company made income tax payments, net of refunds received, of $19,690,000, $20,629,000, and $14,523,000 in 1995, 1994 and 1993, respectively.

7. Long-Term Debt

Long-term debt at November 30, 1995, consists of the following:

                                                                     Principal      Installments Due
                                                                  Due Within One         After
                                                                       Year             One Year
                                                                 -------------------------------------
                                                                            (In thousands)

Physician notes payable, collateralized by deeds of trust
     on physician practice assets with a cost of approximately
     $3,414,000, interest ranging from 5-1/2% to 7%, due
     through 2000                                                       $879               $1,285

Other notes payable, collateralized by deeds of trust on
     land, buildings and equipment with a cost of
     approximately $1,517,000                                            983                  900
                                                                 -------------------------------------
                                                                      $1,862               $2,185
                                                                 =====================================

Interest paid was $623,000, $507,000 and $909,000 in 1995, 1994 and 1993,
respectively.

The approximate annual maturities of long-term debt at November 30, 1995, are as follows:

       Year ending November 30                   (In thousands)

       1996                                        $   1,862
       1997                                              864
       1998                                              615
       1999                                              432
       2000                                              217

8. Capital Stock and Stock Options

The Company declared three-for-two stock splits, in the form of stock dividends, for shareholders of record on October 25, 1995 and November 10, 1993 with shares distributed on November 22, 1995 and November 29, 1993, respectively. The number of shares and the earnings per share shown in the Supplemental Consolidated Financial Statements, as well as information in this Note, Note 2 and Note 12, have been restated to reflect the stock splits.

In February 1995, the Company completed a registered public offering. In this offering, the Company sold 2,992,500 shares of common stock and the Company realized net proceeds of approximately $59.3 million.

The Company has eight stock option plans under which stock options may be granted.

The Company's 1989 Stock Incentive Plan provides for the granting of options to purchase Common Stock to officers and other employees. Options may be granted at not less than 100% of fair market value at the date of grant, are exercisable at various dates and expire no more than 10 years after the date of grant. Options may be paid for in cash or by the return of previously acquired shares of Common Stock. Shares acquired by the Company through option exercises were 116,067 in 1994, and 92,021 in 1993. These shares were included in treasury stock and were valued at market at the date of exercise. Treasury shares issued in lieu of Common Stock to effect stock option exercises were 116,067 in 1994 and 187,028 in 1993.

As of November 30, 1995, 6,083,096 options had been granted, of which 1,143,436 are exercisable. Additionally, 736,725 options remain available for grant.

A summary of activity under the plan during 1993, 1994 and 1995 is as follows:

                                                     Number                         Aggregate
                                                   of Shares         Per Share    Option Price
                                                ---------------------------------------------------
                                                  (In thousands, except number of shares and per
                                                                  share amounts)

Options outstanding at December 1, 1992              2,950,208     $  3.72-13.33     $24,852
    Options granted                                    727,313       10.56-15.50       8,387
    Options canceled and expired                       (33,870)       3.72-12.89        (377)
    Common Stock issued on exercise                   (825,941)       3.72-12.44      (4,764)
                                                ------------------------------------------------
Options outstanding at November 30, 1993             2,817,710        4.00-15.50      28,098
    Options granted                                    680,213       13.33-18.92      11,759
    Options canceled and expired                       (17,010)       4.00-11.72        (182)
    Common Stock issued on exercise                   (675,530)       4.86-13.33      (4,384)
                                                ------------------------------------------------
Options outstanding at November 30, 1994             2,805,383        4.54-18.92      35,291
    Options granted                                    889,960       17.92-23.25      19,146
    Options canceled and expired                      (285,141)       4.86-21.92      (4,173)
    Common Stock issued on exercise                 (1,018,396)       4.86-18.50     (11,725)
                                                ------------------------------------------------
Options outstanding at November 30, 1995             2,391,806     $  4.54-23.25     $38,539
                                                ================================================

The market value of the Company's Common Stock at the date the options were exercised was $17.81-$23.63 for 1995, $13.08-$19.17 for 1994, and $10.22-$15.78
for 1993.

The Company adopted the Transition Consultants Stock Option Plan in connection with its spin-off from Community Psychiatric Centers on August 31, 1989. On that date options were granted to purchase 1,316,250 shares of the Company's Common Stock to four employees of Community Psychiatric Centers at $5.82, which was the fair market value at that date. As of November 30, 1995, all outstanding options are exercisable.

A summary of activity under the plan during 1993, 1994 and 1995 is as follows:

                                                  Number                            Aggregate
                                                 of Shares        Per Share        Option Price
                                              ----------------------------------------------------
                                                (In thousands, except number of shares and per
                                                                share amounts)

Options outstanding at December 1, 1992            839,813           $5.82             $4,888
    Common Stock issued on exercise                (52,313)           5.82               (305)
                                              ----------------------------------------------------
Options outstanding at November 30, 1993           787,500            5.82              4,583
    Common Stock issued on exercise               (278,400)           5.82             (1,620)
                                              ----------------------------------------------------
Options outstanding at November 30, 1994           509,100            5.82              2,963
    Common Stock issued on exercise               (359,100)           5.82             (2,090)
                                              ----------------------------------------------------
Options outstanding at November 30, 1995           150,000           $5.82            $   873
                                              ====================================================

The market value of the Company's Common Stock at the date the options were exercised was $20.33-$22.30 for 1995 and $14.67-$19.33 for 1994 and
$12.22-$14.55 for 1993.

During 1995, the Company established Stock Option Plans for the following subsidiaries: Vivra Specialty Partners, Inc. (the "VSP Plan"), Vivra Heart Services, Inc. (the "VHS Plan"), Vivra Asthma & Allergy CareAmerica, Inc. (the "VAC Plan"), Vivra Health Advantage, Inc. (the "VHA Plan"), Vivra Orthopedic Services, Inc. (the "VOR Plan") and Vivra OB-GYN Services, Inc. (the "VOG Plan"), (collectively, the "1995 Stock Option Plans"). Each of the 1995 Stock Option Plans has similar terms. The plans provide for the granting of options to purchase common stock of the respective company to officers, employees, advisors and certain related entities of the company or Vivra. Options may be granted at not less than 100% of the fair market value at the date of grant, are exercisable at various dates and expire no more than 10 years after the date of grant. Options may be paid for in cash or by the return of previously acquired shares. Subject to certain conditions, stockholders in these companies are permitted to put shares at a defined date in the future to the company at a price equal to the then fair market value of the stock. If the employment or consulting agreement of any equity holder shall terminate, then the companies have the right to repurchase such stockholder's shares at the then fair market value. Additionally, the companies retain the right of first refusal regarding the sale or transfer of any acquired shares.

During 1995, there was no activity related to the VAC and VOG Plans. Information regarding activity in the other 1995 Stock Option Plans is summarized in the tables below:

                                                                             VSP Plan         VHS Plan
                                                                        ----------------------------------

Options outstanding at December 1, 1994                                              0              0
    Options granted                                                            845,000        782,000
                                                                        ----------------------------------
Options outstanding at November 30, 1995                                       845,000        782,500
                                                                        ==================================

Number of subsidiary's fully diluted common shares                          18,845,000      6,782,500
                                                                        ==================================
Average option price per share at November 30, 1995                              $1.65           $0.50
                                                                        ==================================


                                                                            VHA Plan         VOR Plan
                                                                        ----------------------------------

Options outstanding at December 1, 1994                                              0               0
    Options granted                                                            625,000         706,500
                                                                        ----------------------------------
Options outstanding at November 30, 1995                                       625,000         706,500
                                                                        ==================================

Number of subsidiary's fully diluted common shares                           7,625,000       5,206,500
                                                                        ==================================
Average option price per share at November 30, 1995                              $0.79           $1.06
                                                                        ==================================

As of November 30, 1995, no options are exercisable under the 1995 Stock Option Plans.

During 1995, the Company sold the assets related to the operations of its subsidiary, Surgical Partners of America, Inc. ("SPA"). All personnel formerly employed by SPA were either transferred to another subsidiary or terminated. Accordingly, there are no longer any participants in the SPA 1992 Stock Option Plan. During the year, there were 178,823 options which were exercised and 551,503 options were forfeited and canceled.

9. Profit Sharing and 401(k) Plan

The Company's Profit Sharing Plan ("the Plan") is a noncontributory, trusteed profit sharing plan. All regular non-union employees in the United States (union employees are eligible if the collective bargaining agreement so specifies) with at least 1,000 hours of service per annum, over 21 years of age, and employed at fiscal year-end are eligible for participation in the Plan after one year of employment. Contributions to the Plan are discretionary and are determined annually by the Board of Directors. Effective February 1, 1993, the Plan was amended to add a 401(k) provision. Employees may make voluntary contributions of up to 10% of their before tax compensation under the 401(k) provision of the Plan and may also contribute up to an additional 10% of their after tax compensation in accordance with the original Plan provisions.

Contributions to the Plan by the Company were $940,000, $3.0 million and $1.6 million for 1995, 1994 and 1993, respectively.

10. Business Segment Information

The Company has three principal business segments, Vivra Renal Care, Vivra Specialty Partners and Other Services. Vivra Renal Care consists of dialysis and specialty pharmacy services. Vivra Specialty Partners consists of Asthma/Allergy, Diabetes, Cardiology, OB-GYN and ENT network services. Other Services consists of the ambulatory surgery, rehabilitation therapy and primary care physician practice management businesses which were sold in 1995.

The following tables have been prepared in accordance with the requirements of FASB Statement No. 14. This information has been derived from the Company's accounting records and represents the Company's estimates as to proper allocation of certain expenses.

                                                                           Year ended November 30
                                                                  1995              1994             1993
                                                            -----------------------------------------------------
                                                                               (In thousands)

Operating revenues:
    Vivra Renal Care                                              $316,570          $265,261         $217,763
    Vivra Specialty Partners                                        40,227            17,742           15,401
    Other Services                                                  24,029            27,114            6,227
                                                            -----------------------------------------------------
       Total operating revenues                                   $380,826          $310,117         $239,391
                                                            =====================================================

Operating profits:
    Vivra Renal Care                                               $64,656           $54,406          $44,746
    Vivra Specialty Partners                                          (992)              787              766
    Other Services                                                     (16)             (550)             199
                                                            -----------------------------------------------------
       Total operating profits                                     $63,648           $54,643          $45,711

Other income                                                         5,221             1,891            1,235
Corporate expenses                                                  (5,047)           (4,753)          (3,903)
Interest expense                                                      (483)             (606)          (1,016)
                                                            -----------------------------------------------------
    Earnings from continuing operations before minority
       interest and income taxes                                   $63,339           $51,175          $42,027
                                                            =====================================================

                                                                           Year ended November 30
                                                                  1995              1994             1993
                                                            -----------------------------------------------------
                                                                               (In thousands)

Identifiable assets:
    Vivra Renal Care                                              $253,681          $149,058         $138,293
    Vivra Specialty Partners                                        28,703            17,529            3,400
    Other Services                                                   4,402            25,423           12,278
    Asset held for sale/Home Nursing Business                            -                 -            3,727
    Corporate                                                      124,637            91,180           56,083
                                                            -----------------------------------------------------
                                                                  $411,423          $283,190         $213,781
                                                            =====================================================

Depreciation expense:
    Vivra Renal Care                                                $9,951            $8,913           $6,945
    Vivra Specialty Partners                                           496               199              194
    Other Services                                                     711               716              337
    Corporate                                                          122               125              113
                                                            -----------------------------------------------------
                                                                   $11,280            $9,953           $7,589
                                                            =====================================================

Capitalized expenditures for property, buildings and
    equipment: (1)
    Vivra Renal Care                                               $27,185           $14,980          $10,460
    Vivra Specialty Partners                                         1,184               382              102
    Other Services                                                   1,000             5,514            1,661
    Corporate                                                           64                56              134
                                                            -----------------------------------------------------
                                                                   $29,433           $20,932          $12,357
                                                            =====================================================

(1) Excludes assets acquired in business acquisitions of $4.3 million, $2.1 million and $1.5 million in 1995, 994 and 1993, respectively.

11. Commitments and Contingencies

The Company rents office facilities under lease arrangements which are classified for financial statement purposes as operating leases. The future minimum rental commitments under noncancellable operating leases at November 30, 1995, are summarized below:

                                             (In thousands)

            1996                                $12,570
            1997                                 10,408
            1998                                  8,507
            1999                                  7,129
            2000                                  4,950

Total rent expense amounted to $11.8 million, $8.9 million, and $7.2 million in 1995, 1994, and 1993, respectively.

Contingencies

On May 20, 1992, in the Pennsylvania Court of Common Pleas in Delaware County, a complaint was filed against the Company's subsidiary, Vivra Renal Care ("VRC"). In September 1993, the court determined that the suit could proceed as a class action on behalf of 93 patients, subsequently reduced to 72, who were treated at one of the VRC facilities, some of whom are alleged to have died or been injured during the course of treatment. Unspecified compensatory and punitive damages are being claimed. Since May 20, 1992, four other individual actions have been filed asserting similar claims, one of which has been settled.

The Company's insurer has assumed defense of these actions, and the merit of the claims and the extent of the damages are still under investigation. As the investigation is not complete, management is unable to make an informed judgment as to the ultimate resolution of such proceedings and their impact on the results of operations; however, it believes insurance coverage is sufficient to cover any losses likely to result from these actions and therefore any such claims should not have a material adverse effect on the Company's financial condition.

The Company is also subject to other claims and suits in the ordinary course of business. Management believes that insurance is adequate to cover any such claims and the outcome of such claims should not have a material adverse effect on the Company's results of operations or financial condition.

12. Quarterly Results of Operations (Unaudited)

The following is a tabulation of the unaudited quarterly data for the three years ended November 30, 1995.

                                                                              Three months ended
                                                           ----------------------------------------------------------
                                                             February        May          August         November
                                                               28/29          31            31              30
                                                           ----------------------------------------------------------
                                                                (In thousands, except per share and price data)

1995
Total operating revenues                                         $90,791      $96,114         $95,238        $98,683
Net earnings                                                       8,704       10,001          10,613          9,281

Earnings per share (primary and fully diluted):
Net earnings                                                         .25          .26             .28            .24

Stock prices:
    High                                                          21-7/8       23-7/8          22-1/8         23-3/8
    Low                                                           17-3/4       18-1/3          17-3/4       21-11/64

1994
Total operating revenues                                         $69,838      $75,903         $80,319        $84,057
    Earnings from continuing operations                            6,940        7,502           7,801          7,944
    Gain on sale of discontinued operations                          697           --              --             --
                                                           ----------------------------------------------------------
Net earnings                                                       7,637        7,502           7,801          7,944

Earnings per share (primary and fully diluted):
    Continuing operations                                            .22          .23             .23            .24
    Gain on sale of discontinued operations                          .02           --              --             --
                                                           ----------------------------------------------------------
Net earnings                                                         .24          .23             .23            .24

Stock prices:
    High                                                          17-1/3       17-3/4          17-1/8         19-2/3
    Low                                                           13-1/8       15-1/8          15-1/8             17

12. Quarterly Results of Operations (Unaudited)

                                                                               Three months ended
                                                           -----------------------------------------------------------
                                                             February         May           August        November
                                                               28/29          31              31             30
                                                           -----------------------------------------------------------
                                                                (In thousands, except per share and price data)

1993
Total operating revenues                                         $54,351       $58,035          $61,773       $65,232
    Earnings from continuing operations                            5,336         5,894            6,591         6,555
    Earnings from discontinued operations                             84           163              151           156
                                                           -----------------------------------------------------------
Net earnings                                                       5,420         6,057            6,742         6,711

Earnings per share (primary and fully diluted):
    Continuing operations                                            .17           .19              .20           .20
    Discontinued operations                                            -           .01                -           .01
                                                           -----------------------------------------------------------
Net earnings                                                         .17           .20              .20           .21

Stock prices:
    High                                                          13-1/4        12-1/2           15-1/2        15-3/4
    Low                                                           10-1/8         9-7/8               12        12-5/8

13. Subsequent Events

On February 13, 1996, the Board of Directors (the "Board") of the Company amended and restated the Company's Rights Agreement originally adopted in August 1989 and amended in February 1991 (the "Rights Agreement") to make the following changes:

      (i) To reduce the threshold of an acquiring person from 20% to 15% of the Company's outstanding Common Stock (provided, however, that any person as of February 13, 1996 that beneficially owned in excess of 15% but less than 20% would be grandfathered with respect to the amount that such person beneficially owned as of such date);

      (ii) To reset the number of rights associated with each share of Common Stock to the original level of one right per share of Common Stock, each right exercisable at a price of $100 in exchange for 1/100th of a share of the Company's Series A Junior Participating Preferred Stock having the dividend, voting and liquidation provisions of one share of Common Stock;

      (iii) To eliminate the exception in the Rights Agreement for all-cash tender offers for all of the Company's outstanding shares in which the acquiror purchases 85% or more of the shares in such tender offer; and

      (iv) To eliminate the provision in the Rights Agreement that requires a special meeting of stockholders in the event the Company receives an all-cash, fully financed offer to acquire the Company from a person or group that owns less than one percent of the outstanding stock, such special meeting to be held for the purpose of voting on a precatory resolution requesting the Board to accept such offer and providing for a redemption of the rights in the event that the precatory resolution receives the affirmative vote of a majority of the shares of Common Stock.

On July 8, 1996, the Company completed a $150 million issuance of 5% Convertible Subordinated Notes Due 2001 in a private placement. In addition, an over-allotment of $8.5 million in Notes was exercised on August 6, 1996. The net proceeds from this private placement and over-allotment were approximately $154.6 million.

During the nine months ended August 31, 1996, the Company consummated mergers and acquisitions comprised of 22 dialysis centers, 15 physician practices and an orthopedics network. The mergers and acquisitions were treated either as pooling-of-interests or purchases. Total consideration paid was $130.0 million, consisting of cash $46.8 million and 2,924,214 shares of the Company's Common Stock.